Exhibit 1.01

Natural Gas Services Group, Inc.
Conflict Minerals Report
For The Year Ended December 31, 2014

This report for the year ended December 31, 2014 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the Rule). The Rule was adopted by the Securities and Exchange Commission (SEC) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank Act). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals which are necessary to the functionality or production of their products. Conflict Minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (3TG). These requirements apply to registrants regardless of the geographic origin of the conflict minerals and whether or not they fund armed conflict.

If a registrant can establish that the conflict minerals originated from sources other than the Democratic Republic of the Congo or an adjoining country (the Covered Countries), or from recycled and scrap sources, they must submit a Form SD which describes the Reasonable Country of Origin Inquiry completed.

If a registrant has reason to believe that any of the conflict minerals in their supply chain may have originated in the Covered Countries, or if they are unable to determine the country of origin of those conflict minerals, then the issuer must exercise due diligence on the conflict minerals’ source and chain of custody. The registrant must annually submit a report, Conflict Minerals Report (CMR), to the SEC that includes a description of those due diligence measures.

ITEM 1.     Company Overview

This report has been prepared and approved by management of Natural Gas Services Group, Inc. (herein referred to as “NGS,” the “Company,” “we,” “us,” or “our”).

We are a leading provider of small to medium horsepower compression equipment to the natural gas industry. We focus primarily on the non-conventional natural gas production business in the United States. We manufacture, fabricate and rent natural gas compressors that enhance the production of natural gas wells and provide maintenance services for those compressors. In addition, we sell custom fabricated natural gas compressors to meet customer specifications dictated by well pressures, production characteristics and particular applications. We also manufacture and sell flare systems for oil and gas plant and production facilities.

ITEM 2.     Products Overview

We conducted an analysis of our products and found 3TG is contained in the components used to manufacture and fabricate compressors and flares. Therefore, the products that we manufacture are subject to the reporting obligations of Rule 13p-1.

We defined the scope of our conflict minerals due diligence to include only components purchased to manufacture and fabricate our compressors and flares. We excluded purchases related to rebuilds/maintenance on rented or customer units and straight part sales, as they do not meet the requirements under the Rule.

ITEM 3.     Supply chain

We are a “downstream” company with many tiers in our supply chain, and are therefore relying upon our suppliers to provide information on the origin of any 3TG contained in the components and materials supplied to us, including sources of 3TG that are supplied to them from their sub-tier suppliers. We are integrating a responsible sourcing of minerals requirement with our Conflict Minerals Policy. Our suppliers will be expected to provide the 3TG sourcing information to us annually per our Conflict Minerals Policy, thus we are relying and dependent upon our suppliers’ own due diligence work and their timely and accurate reporting of their due diligence We adopted the standard EICC-GeSI Conflict Minerals Reporting Template and sent the questionnaire to our above described suppliers.

ITEM 4.     Reasonable Country of Origin Inquiry (RCOI) and RCOI conclusion

Due to the limited information provided to us by our suppliers during our inquiry, we are not yet able to identify all of the various smelting facilities that processed the 3TG contained in our products.. Due to the breadth and complexity of Natural Gas Services Group, Inc.’s products and respective supply chain, it will take time for many of our suppliers to verify the origin of all of the minerals. Using our supply chain due diligence processes, driving accountability within the supply chain by leveraging the industry standard EICC-GeSI template, and continuing our outreach efforts we hope to develop further transparency in our supply chain.

ITEM 5.     Conflict Minerals Status Analysis and Conflict Status conclusion

Natural Gas Services Group, Inc. has concluded that due to the limited information received from our suppliers, we are not yet able to determine the mine or other origin of all the minerals incorporated into the compressors and flares delivered to our customers in 2014.

ITEM 6A.     Due Diligence Program

Conflict Minerals Policy

We have adopted the following conflict minerals policy:

Natural Gas Services Group, Inc.
Conflict Minerals Policy

In July 2010, the Wall Street Reform and Consumer Protection Act, also known as the Dodd-Frank Act, was signed into law. Although the focus of the Act is financial market regulatory reforms, it also imposes requirements relating to “Conflict Minerals.” Specifically, section 1502 of the Act imposes Security and Exchange Commission (SEC) reporting requirements upon publicly-traded companies whose products contain metals derived from minerals defined as “Conflict Minerals.” “Conflict Minerals” refers to tin, tantalum, tungsten and gold (or derivatives) mined in the eastern provinces of the Democratic Republic of the Congo (DRC) and in the adjoining countries (known as the “Conflict Region”), where revenues may be directly or indirectly financing armed groups engaged in civil war resulting in serious social and environmental abuses..

Natural Gas Services Group, Inc. (“NGS”) is committed to complying with the reporting obligations required under Section 1502 of the Act and any related rules and regulations issued by the SEC. Furthermore, NGS intends to adopt the EICC Due Diligence reporting process and obtain chain of custody declaration from all NGS sourced and managed suppliers ensuring transparency and corporate social responsibility in our supply chain.

In order to do this, NGS has the following expectations from our Suppliers:

•	To consider the adoption of a policy regarding conflict minerals

•	To provide a timely response to our inquiries and questionnaires

•	To provide assistance in reaching out to their suppliers

•
To supply “DRC Conflict Free” materials to the best of their ability, i.e. if a conflict mineral is present in the item being supplied, take reasonable steps to ensure that it originates from a non-conflict area or from smelters that have been validated by an independent private sector party to be conflict free

•	To inform us of any materials supplied that are not “DRC Conflict Free”

Our policy is publicly available on our website at www.ngsgi.com.

ITEM 6B.     Due Diligence Process

Design of Due Diligence

Our due diligence measures have and are being designed to conform, in all material respects, with the framework in The Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas 2nd Edition (OECD Guidance) and the related Supplements for gold and for tin, tantalum and tungsten.

Management Systems

As mentioned above, our due diligence measures have and are being designed based of the OECD Framework, therefore, we have established a management system over conflict minerals. This included adopting a company policy which is posted on our website at www.ngsgi.com, establishing an internal conflict minerals team, gathering information from our suppliers, and reinforcing our grievance mechanisms, which are described more in-depth in the following captions of this section.

Internal Team

NGS utilizes our existing management system/team for conflict minerals. Our management system/team includes our VP of Technical Services, Chief Financial Officer and Chief Executive Officer. There are supported by a team of subject matter experts from relevant functions such as, purchasing, quality control, and manufacturing. The team of subject matter experts is responsible for implementing our conflict minerals compliance strategy and is led by a Financial Reporting Manager who acts as the conflict minerals program manager. Senior management is briefed about the results of our due diligence efforts on a periodic basis.

Supplier Engagement

With respect to the OECD requirement to strengthen engagement with suppliers, we have engaged a third party data collection and software vendor, iPoint, to send and receive supplier RCOI questionnaires. Feedback from this engagement has allowed us to gather and review the conclusions and statements rendered in this report.

Escalation Procedures

We have multiple longstanding grievance mechanisms whereby employees and suppliers can report violations of NGS’s policies. Any violations of policy can be reported internally through the chain of management or directly to an appropriate level within the Company. We also deploy a whistle blower/hotline for issues that need attention without utilizing the chain of management.

Maintain records

Natural Gas Services Group, Inc. has established our due diligence compliance process and set forth documentation and record maintenance mechanism to ensure the retention of relevant documentation in a structured electronic database.

ITEM 6C.     Steps to be taken to mitigate risk and maturing due diligence program

As we move towards further developing our due diligence program, we intend to take the following steps to continue to mitigate any possible risk that the necessary conflict minerals in our products could benefit armed groups in the DRC or adjoining countries:

•	Enhance supplier communication and response process to improve due diligence data accuracy and completion.

•	Support industry efforts to continue to influence additional smelters to obtain CFS status through our supply chain, where possible.

ITEM 7.     Identify and assess risk in the supply chain

Because of our size, the complexity of the components in our products, and the depth, breadth, and constant evolution of our supply chain, it is difficult to identify actors upstream from our direct suppliers. Accordingly we participate in a number of industry-wide initiatives as described above.

We have identified approximately 1,400 components purchased from 148 direct suppliers. We rely on these suppliers, whose components contain 3TG, to provide us with information about the source of conflict minerals contained in the components supplied to us. Our direct suppliers are similarly reliant upon information provided by their suppliers.

ITEM 8.     Design and Implement a Strategy to Respond to Risks

Natural Gas Services Group, Inc. will work with our suppliers who are sourcing 3TG from a non-Conflict Free smelter to establish an alternative source of 3TG from a Conflict Free smelter, within a reasonable time frame. The time frame will be dependent on the criticality of the specific part and availability of alternative suppliers. Currently, we have found no instances where changing suppliers is necessary.

ITEM 9.     Carry out Independent Third Party Audit of Supply Chain Due Diligence at Identified
Points in the Supply Chain

We do not typically have a direct relationship with 3TG smelters and refiners and do not perform or direct audits of these entities within our supply chain. We rely on the audits performed by the CFSI.

ITEM 10.     Report on supply chain due diligence

In addition to this report, see our website at www.ngsgi.com for further information about our supply chain due diligence.

Due Diligence Process

We conducted a survey of those suppliers described above using the template developed by the Electronic Industry Citizenship Coalition® (“EICC®”) and The Global e-Sustainability Initiative (“GeSI”) (referred to as the “Template”). The Template was developed to facilitate disclosure and communication of information regarding smelters that provide material to a company’s supply chain. It includes questions regarding a company’s conflict-free policy, engagement with its direct suppliers, and a listing of the smelters the company and its suppliers use. In addition, the template contains questions about the origin of conflict minerals included in their products, as well as supplier due diligence. Written instructions and recorded training illustrating the use of the tool is available on EICC’s website. The Template is being used by many companies in their due diligence processes related to conflict minerals.

Survey Responses

We received responses approximately 31% of the suppliers surveyed which covers 50% of the components identified above. We reviewed the responses against internally developed criteria to determine which required further engagement with our suppliers. If a response was untimely or incomplete, we have worked directly with our suppliers to provide revised responses.

Through iPoint, Natural Gas Services Group created and maintained a database of a majority of all templates sent and the supplier received responses (a few replied back through memos or Excel spreadsheets which are also being kept). The large majority of the responses received provided data at a company or divisional level or, were unable to connect the smelters or refiners used in the components supplied to NGS (all smelters and refiners supplied were from non-conflict area). Thus, we are therefore unable to determine whether any of the conflict minerals reported by the suppliers were contained in components or parts supplied to us or to validate that any of these smelters or refiners are actually in our supply chain.

Efforts to determine mine or location of origin

Through our participation in the OECD implementation programs and requesting our suppliers to complete the Template, we have determined that seeking information about 3TG smelters and refiners in our supply chain represents the most reasonable effort we can make to determine the mines or locations of origin of the 3TG in our supply chain.

Smelters or Refiners

As mentioned above, the majority of the responses received provided data at the company or divisional level or, were able to connect the smelters or refiners used in the components supplied to NGS. Based on the information provided, NGS believes the smelters and refiners that may have been used to produce 3TG minerals in NGS’s compressors and flares include those listed in Annex I. Based on information provided by our suppliers and information available from the CFSI, NGS believes that the countries of origin of 3TG minerals processed by these smelters and refiners includes the countries listed in Annex II. Of the supplier-reported smelters or refiners, 3 were identified as potentially sourcing minerals from the DRC or adjoining countries; however, all 3 of these smelters or refiners are indicated by CFSI to be conflict-free. NGS found no reasonable basis for concluding that any 3TG minerals known to be in its supply chain directly or indirectly financed or benefited armed groups in the DRC or surrounding countries.

Annex I

Metal	Name	Country
Gold (Au)	Advanced Chemical Company	United States
Gold (Au)	Aida Chemical Industries Co. Ltd.	Japan
Gold (Au)	Aktyubinsk Copper Company TOO	Kazakhstan
Gold (Au)	Al Etihad Gold Refinery DMCC	Uae
Gold (Au)	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
Gold (Au)	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold (Au)	AngloGold Ashanti Córrego do Sítio Minerção	Brazil
Gold (Au)	AngloGold Ashanti Córrego do Sítio Minerção Ltda	Brazil
Gold (Au)	Argor-Heraeus SA	Switzerland
Gold (Au)	Asahi Pretec Corporation	Japan
Gold (Au)	Asaka Riken Co Ltd	Japan
Gold (Au)	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold (Au)	Aurubis AG	Germany
Gold (Au)	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold (Au)	Bangkok Assay	Thailand
Gold (Au)	Bauer Walser AG	Germany
Gold (Au)	Boliden AB	Sweden
Gold (Au)	C. Hafner GmbH + Co. KG	Germany
Gold (Au)	Caridad	Mexico
Gold (Au)	CCR Refinery - Glencore Canada Corporation	Canada
Gold (Au)	Cendres + Métaux SA	Switzerland
Gold (Au)	Central Bank of the DPR of Korea	Republic of Korea
Gold (Au)	Chimet S.p.A.	Italy
Gold (Au)	China National Gold Group Corporation	China
Gold (Au)	Chugai Mining	Japan
Gold (Au)	Codelco	Chile
Gold (Au)	Colt Refining	United States
Gold (Au)	Daejin Indus Co. Ltd	Republic of Korea
Gold (Au)	DaeryongENC	Republic of Korea
Gold (Au)	Daye Non-Ferrous Metals Mining Ltd.	China
Gold (Au)	Do Sung Corporation	Republic of Korea
Gold (Au)	Doduco	Germany
Gold (Au)	Dowa	Japan
Gold (Au)	Dowa Mining Co. Ltd	Japan
Gold (Au)	Eco-System Recycling Co., Ltd.	Japan
Gold (Au)	Emirates Gold DMCC	Uae
Gold (Au)	Faggi Enrico S.p.A.	Italy
Gold (Au)	Fidelity Printers and Refiners Ltd.	Zimbabwe

Metal	Name	Country
Gold (Au)	FSE Novosibirsk Refinery	Russian Federation
Gold (Au)	Gansu Seemine Material Hi-Tech Co Ltd	China
Gold (Au)	Geib Refining Corporation	United States
Gold (Au)	Guangdong Jinding Gold Limited	China
Gold (Au)	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
Gold (Au)	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold (Au)	Heimerle + Meule GmbH	Germany
Gold (Au)	Heraeus Ltd. Hong Kong	Hong Kong
Gold (Au)	Heraeus Precious Metals GmbH & Co. KG	Germany
Gold (Au)	Hunan Chenzhou Mining Group Co., Ltd.	China
Gold (Au)	Hwasung CJ Co. Ltd	Republic of Korea
Gold (Au)	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	China
Gold (Au)	Ishifuku Metal Industry Co., Ltd.	Japan
Gold (Au)	Istanbul Gold Refinery	Turkey
Gold (Au)	Japan Mint	Japan
Gold (Au)	Jiangxi Copper Company Limited	China
Gold (Au)	Johnson Matthey Gold and Silver Refining Inc.	United States
Gold (Au)	Johnson Matthey Inc	United States
Gold (Au)	Johnson Matthey Ltd	Canada
Gold (Au)	Johnson Matthey plc	Canada
Gold (Au)	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
Gold (Au)	JSC Uralelectromed	Russian Federation
Gold (Au)	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold (Au)	Kaloti Precious Metals	Uae
Gold (Au)	Kazakhmys Smelting LLC	Kazakhstan
Gold (Au)	Kazzinc Ltd	Kazakhstan
Gold (Au)	Kennecott Utah Copper Corporation	United States
Gold (Au)	Kennecott Utah Copper LLC	United States
Gold (Au)	KGHM Polska Miedź Spółka Akcyjna	Poland
Gold (Au)	Kojima Chemicals Co., Ltd	Japan
Gold (Au)	Korea Metal Co. Ltd	Republic of Korea
Gold (Au)	Korea Zinc Co. Ltd	Republic of Korea
Gold (Au)	Korea Zinc Co. Ltd.	Republic of Korea
Gold (Au)	Kyrgyzaltyn JSC	Kyrgyzstan
Gold (Au)	L' azurde Company For Jewelry	Saudi Arabia
Gold (Au)	L'azurde Company for Jewelry	Saudi Arabia
Gold (Au)	Lingbao Gold Company Limited	China
Gold (Au)	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	China
Gold (Au)	LS-NIKKO Copper Inc.	Republic of Korea
Gold (Au)	Luoyang Zijin Yinhui Gold Refining Co Ltd	China
Gold (Au)	Luoyang Zijin Yinhui Metal Smelt Co Ltd	China
Gold (Au)	Materion	United States
Gold (Au)	Matsuda Sangyo Co., Ltd.	Japan
Gold (Au)	Metalor Technologies (Hong Kong) Ltd	Hong Kong
Gold (Au)	Metalor Technologies (Singapore) Pte. Ltd.	Singapore
Gold (Au)	Metalor Technologies (Suzhou) Ltd.	China
Gold (Au)	Metalor Technologies SA	Switzerland
Gold (Au)	Metalor USA Refining Corporation	United States

Metal	Name	Country
Gold (Au)	Met-Mex Peñoles, S.A.	Mexico
Gold (Au)	Mitsubishi Materials Corporation	Japan
Gold (Au)	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold (Au)	MMTC-PAMP India Pvt., Ltd.	India
Gold (Au)	Moscow Special Alloys Processing Plant	Russian Federation
Gold (Au)	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Turkey
Gold (Au)	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold (Au)	Nihon Material Co. LTD	Japan
Gold (Au)	Ohio Precious Metals, LLC	United States
Gold (Au)	Ohura Precious Metal Industry Co., Ltd	Japan
Gold (Au)	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	Russian Federation
Gold (Au)	OJSC Kolyma Refinery	Russian Federation
Gold (Au)	PAMP SA	Switzerland
Gold (Au)	Penglai Penggang Gold Industry Co Ltd	China
Gold (Au)	Prioksky Plant of Non-Ferrous Metals	Russian Federation
Gold (Au)	Produits Artistiques de Métaux Précieux S.A.	Switzerland
Gold (Au)	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold (Au)	PX Précinox SA	Switzerland
Gold (Au)	Rand Refinery (Pty) Ltd	South Africa
Gold (Au)	Republic Metals Corporation	United States
Gold (Au)	Royal Canadian Mint	Canada
Gold (Au)	Sabin Metal Corp.	United States
Gold (Au)	Samduck Precious Metals	Republic of Korea
Gold (Au)	SAMWON METALS Corp.	Republic of Korea
Gold (Au)	Schone Edelmetaal	Netherlands
Gold (Au)	Schone Edelmetaal B.V.	Netherlands
Gold (Au)	SEMPSA Joyería Platería SA	Spain
Gold (Au)	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
Gold (Au)	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	China
Gold (Au)	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold (Au)	Singway Technology Co., Ltd.	Taiwan
Gold (Au)	So Accurate Group, Inc.	United States
Gold (Au)	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Gold (Au)	Solar Applied Materials Technology Corp.	Taiwan
Gold (Au)	Sudan Gold Refinery	Sudan
Gold (Au)	Sumitomo Metal Mining Co., Ltd.	Japan
Gold (Au)	Suzhou Xingrui Noble	China
Gold (Au)	T.C.A S.p.A	Italy
Gold (Au)	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold (Au)	The Great Wall Gold and Silver Refinery of China	China
Gold (Au)	The Refinery of Shandong Gold Mining Co. Ltd	China
Gold (Au)	Tokuriki Honten Co., Ltd	Japan
Gold (Au)	Tongling nonferrous Metals Group Co.,Ltd	China
Gold (Au)	Torecom	Republic of Korea
Gold (Au)	Umicore Brasil Ltda	Brazil
Gold (Au)	Umicore Precious Metals Thailand	Thailand
Gold (Au)	Umicore SA Business Unit Precious Metals Refining	Belgium
Gold (Au)	United Precious Metal Refining, Inc.	United States

Metal	Name	Country
Gold (Au)	United Precious Metals Refining Inc.	United States
Gold (Au)	Unknown	Peru
Gold (Au)	Valcambi SA	Switzerland
Gold (Au)	Western Australian Mint trading as The Perth Mint	Australia
Gold (Au)	YAMAMOTO PRECIOUS METAL CO., LTD.	Japan
Gold (Au)	Yokohama Metal Co Ltd	Japan
Gold (Au)	Yunnan Copper Industry Co Ltd	China
Gold (Au)	Yunnan Tin Company Limited	China
Gold (Au)	Zhongyan Gold Smelter	China
Gold (Au)	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Gold (Au)	Zijin Mining Group Co. Ltd	China
Tantalum (Ta)	A&M Minerals Limited	United Kingdom
Tantalum (Ta)	Changsha South Tantalum Niobium Co., Ltd.	China
Tantalum (Ta)	Conghua Tantalum and Niobium Smeltry	China
Tantalum (Ta)	D Block Metals, LLC	United States
Tantalum (Ta)	Duoluoshan	China
Tantalum (Ta)	Exotech Inc.	United States
Tantalum (Ta)	F&X Electro-Materials Ltd.	China
Tantalum (Ta)	FIR Metals & Resource Ltd.	China
Tantalum (Ta)	Gannon & Scott	United States
Tantalum (Ta)	Global Advanced Metals	United States
Tantalum (Ta)	Global Advanced Metals Aizu	Japan
Tantalum (Ta)	Global Advanced Metals Boyertown	United States
Tantalum (Ta)	Guangdong Zhiyuan New Material Co., Ltd.	China
Tantalum (Ta)	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	China
Tantalum (Ta)	H.C. Starck Co., Ltd.	Thailand
Tantalum (Ta)	H.C. Starck GmbH Goslar	Germany
Tantalum (Ta)	H.C. Starck GmbH Laufenburg	Germany
Tantalum (Ta)	H.C. Starck Group	Germany
Tantalum (Ta)	H.C. Starck Hermsdorf GmbH	Germany
Tantalum (Ta)	H.C. Starck Inc.	United States
Tantalum (Ta)	H.C. Starck Ltd.	Japan
Tantalum (Ta)	H.C. Starck Smelting GmbH & Co.KG	Germany
Tantalum (Ta)	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum (Ta)	Hi-Temp	United States
Tantalum (Ta)	Hi-Temp Specialty Metals, Inc.	United States
Tantalum (Ta)	Japan New Metals Co LTd	Japan
Tantalum (Ta)	Jiangmen Fuxiang Electro-materials Ltd. (F&X)	China
Tantalum (Ta)	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
Tantalum (Ta)	Jiangxi Tungsten Group Limited Corporation	China
Tantalum (Ta)	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum (Ta)	Jiujiang Tanbre Co., Ltd.	China
Tantalum (Ta)	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
Tantalum (Ta)	KEMET Blue Metals	Mexico
Tantalum (Ta)	KEMET Blue Powder	United States
Tantalum (Ta)	King-Tan Industry Co. Ltd.	China
Tantalum (Ta)	King-Tan Tantalum Industry Ltd	China
Tantalum (Ta)	LSM Brasil S.A.	Brazil
Tantalum (Ta)	Metallurgical Products India (Pvt.) Ltd.	India

Metal	Name	Country
Tantalum (Ta)	Mineração Taboca S.A.	Brazil
Tantalum (Ta)	Mitsui Mining & Smelting	Japan
Tantalum (Ta)	Molycorp Silmet A.S.	Estonia
Tantalum (Ta)	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum (Ta)	Phoenix Metal Ltd.	Rwanda
Tantalum (Ta)	Plansee	Austria
Tantalum (Ta)	Plansee SE Liezen	Austria
Tantalum (Ta)	Plansee SE Reutte	Austria
Tantalum (Ta)	QuantumClean	United States
Tantalum (Ta)	Resind Indústria e Comércio Ltda	Brazil
Tantalum (Ta)	RFH Tantalum Smeltery	China
Tantalum (Ta)	RFH Tantalum Smeltry Co., Ltd	China
Tantalum (Ta)	Shanghai Jiangxi Metals Co. Ltd	China
Tantalum (Ta)	Solikamsk Magnesium Works OAO	Russian Federation
Tantalum (Ta)	Taki Chemicals	Japan
Tantalum (Ta)	Taki Chemicals Co. Ltd.	Japan
Tantalum (Ta)	Tantalite Resources	South Africa
Tantalum (Ta)	Telex	United States
Tantalum (Ta)	Tranzact, Inc.	United States
Tantalum (Ta)	Ulba	Kazakhstan
Tantalum (Ta)	ULBA Metallurgical Plant	Kazakhstan
Tantalum (Ta)	XinXing HaoRong Electronic Material Co., Ltd.	China
Tantalum (Ta)	Yichun Jin Yang Rare Metal Co., Ltd	China
Tantalum (Ta)	Zhuzhou Cement Carbide	China
Tantalum (Ta)	Zhuzhou Cement Carbide Works	China
Tin (Sn)	5N Plus	Germany
Tin (Sn)	Alpha	United States
Tin (Sn)	An Vinh Joint Stock Mineral Processing Company	Viet Nam
Tin (Sn)	China Rare Metal Materials Company	China
Tin (Sn)	China Tin Group Co., Ltd.	China
Tin (Sn)	CNMC (Guangxi) PGMA Co. Ltd.	China
Tin (Sn)	Cooper Santa	Brazil
Tin (Sn)	CV Ayi Jaya	Indonesia
Tin (Sn)	CV Gita Pesona	Indonesia
Tin (Sn)	CV JusTindo	Indonesia
Tin (Sn)	CV Makmur Jaya	Indonesia
Tin (Sn)	CV Nurjanah	Indonesia
Tin (Sn)	CV Serumpun Sebalai	Indonesia
Tin (Sn)	CV United Smelting	Indonesia
Tin (Sn)	CV Venus Inti Perkasa	Indonesia
Tin (Sn)	Dowa	Japan
Tin (Sn)	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam
Tin (Sn)	Elmet S.L.U (Metallo Group)	Spain
Tin (Sn)	EM Vinto	Bolivia
Tin (Sn)	Empresa Metalúrgica Vinto	Bolivia
Tin (Sn)	Estanho de Rondônia S.A.	Brazil
Tin (Sn)	Feinhütte Halsbrücke GmbH	Germany
Tin (Sn)	Fenix Metals	Poland

Metal	Name	Country
Tin (Sn)	Gejiu Kai Meng Industry and Trade LLC	China
Tin (Sn)	Gejiu Non-Ferrous Metal Processing Co. Ltd.	China
Tin (Sn)	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
Tin (Sn)	Gejiu Zi-Li	China
Tin (Sn)	Huichang Jinshunda Tin Co. Ltd	China
Tin (Sn)	Jiangxi Nanshan	China
Tin (Sn)	Jiangxi Shunda Huichang Kam Tin Co., Ltd.	China
Tin (Sn)	Linwu Xianggui Smelter Co	China
Tin (Sn)	Magnu's Minerais Metais e Ligas LTDA	Brazil
Tin (Sn)	Malaysia Smelting Corp. Bhd.	Malaysia
Tin (Sn)	Malaysia Smelting Corporation (MSC)	Malaysia
Tin (Sn)	Melt Metais e Ligas S/A	Brazil
Tin (Sn)	Metallic Resources, Inc.	United States
Tin (Sn)	Metallo Chimique	Belgium
Tin (Sn)	Metallo-Chimique N.V.	Belgium
Tin (Sn)	Mineração Taboca S.A.	Brazil
Tin (Sn)	Minmetals Ganzhou Tin Co. Ltd.	China
Tin (Sn)	Minsur	Peru
Tin (Sn)	Mitsubishi Materials Corporation	Japan
Tin (Sn)	Nankang Nanshan Tin Manufactory Co., Ltd.	China
Tin (Sn)	Nanshan Tin Co. Ltd.	China
Tin (Sn)	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam
Tin (Sn)	Novosibirsk Integrated Tin Works	Russian Federation
Tin (Sn)	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin (Sn)	O.M. Manufacturing Philippines, Inc.	Philippines
Tin (Sn)	OMSA	Bolivia
Tin (Sn)	Phoenix Metal Ltd.	Rwanda
Tin (Sn)	PT Alam Lestari Kencana	Indonesia
Tin (Sn)	PT Artha Cipta Langgeng	Indonesia
Tin (Sn)	PT ATD Makmur Mandiri Jaya	Indonesia
Tin (Sn)	PT Babel Inti Perkasa	Indonesia
Tin (Sn)	PT Babel Surya Alam Lestari	Indonesia
Tin (Sn)	PT Bangka Kudai Tin	Indonesia
Tin (Sn)	PT Bangka Putra Karya	Indonesia
Tin (Sn)	PT Bangka Timah Utama Sejahtera	Indonesia
Tin (Sn)	PT Bangka Tin Industry	Indonesia
Tin (Sn)	PT Belitung Industri Sejahtera	Indonesia
Tin (Sn)	PT BilliTin Makmur Lestari	Indonesia
Tin (Sn)	PT Billiton Makmur Lestari	Indonesia
Tin (Sn)	PT Bukit Timah	Indonesia
Tin (Sn)	PT Bukit Timah Tbk	Indonesia
Tin (Sn)	PT Cipta Persada Mulia	Indonesia
Tin (Sn)	PT DS Jaya Abadi	Indonesia
Tin (Sn)	PT Eunindo Usaha Mandiri	Indonesia
Tin (Sn)	PT Fang Di MulTindo	Indonesia
Tin (Sn)	PT HP Metals Indonesia	Indonesia
Tin (Sn)	PT Inti Stania Prima	Indonesia
Tin (Sn)	PT Karimun Mining	Indonesia
Tin (Sn)	PT Koba Tin	Indonesia

Metal	Name	Country
Tin (Sn)	PT Mitra Stania Prima	Indonesia
Tin (Sn)	PT Panca Mega Persada	Indonesia
Tin (Sn)	PT Pelat Timah Nusantara Tbk	Indonesia
Tin (Sn)	PT Prima Timah Utama	Indonesia
Tin (Sn)	PT REFINED BANGKA TIN	Indonesia
Tin (Sn)	PT Sariwiguna Binasentosa	Indonesia
Tin (Sn)	PT Seirama Tin investment	Indonesia
Tin (Sn)	PT Stanindo Inti Perkasa	Indonesia
Tin (Sn)	PT Sumber Jaya Indah	Indonesia
Tin (Sn)	PT Supra Sukses Trinusa	Indonesia
Tin (Sn)	PT Tambang Timah	Indonesia
Tin (Sn)	PT Timah (Persero), Tbk	Indonesia
Tin (Sn)	PT Tinindo Inter Nusa	Indonesia
Tin (Sn)	PT Tirus Putra Mandiri	Indonesia
Tin (Sn)	PT Tommy Utama	Indonesia
Tin (Sn)	PT Wahana Perkit Jaya	Indonesia
Tin (Sn)	PT Yinchendo Mining Industry	Indonesia
Tin (Sn)	Resind Indústria e Comércio Ltda	Brazil
Tin (Sn)	Rui Da Hung	Taiwan
Tin (Sn)	Soft Metais, Ltda.	Brazil
Tin (Sn)	Sumitomo Metal Mining Co., Ltd.	Japan
Tin (Sn)	Thailand Smelting and Refining Company Ltd	Thailand
Tin (Sn)	Thaisarco	Thailand
Tin (Sn)	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam
Tin (Sn)	VQB Mineral and Trading Group JSC	Viet Nam
Tin (Sn)	White Solder Metalurgia e Mineração	Brazil
Tin (Sn)	White Solder Metalurgia e Mineração Ltda.	Brazil
Tin (Sn)	Yunnan Chengfeng Non-ferrous Metals Co. Ltd.	China
Tin (Sn)	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	China
Tin (Sn)	Yunnan Geiju Zili Metallurgy Co. Ltd.	China
Tin (Sn)	Yunnan Tin Company, Ltd.	China
Tungsten (W)	A.L.M.T. Corp.	Japan
Tungsten (W)	Asia Tungsten Products Vietnam Ltd.	Viet Nam
Tungsten (W)	Chenzhou Diamond Tungsten Products Co., Ltd.	China
Tungsten (W)	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten (W)	Dayu Jincheng Tungsten Industry Co., Ltd.	China
Tungsten (W)	Dayu Weiliang Tungsten Co., Ltd.	China
Tungsten (W)	Fujian Jinxin Tungsten Co., Ltd.	China
Tungsten (W)	Ganxian Shirui New Material Co., Ltd.	China
Tungsten (W)	Ganzhou Grand Sea W & Mo Group Co Ltd	China
Tungsten (W)	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten (W)	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten (W)	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China
Tungsten (W)	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten (W)	Ganzhou Sinda W&Mo Co., Ltd.	China
Tungsten (W)	Ganzhou Yatai Tungsten Co., Ltd.	China
Tungsten (W)	Global Tungsten & Powders Corp.	United States
Tungsten (W)	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten (W)	H.C. Starck GmbH	Germany

Metal	Name	Country
Tungsten (W)	H.C. Starck Smelting GmbH & Co.KG	Germany
Tungsten (W)	HC Starck GmbH	Germany
Tungsten (W)	Hunan Chenzhou Mining Group Co., Ltd.	China
Tungsten (W)	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China
Tungsten (W)	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	China
Tungsten (W)	Hunan Chunchang Nonferrous Metals Co., Ltd.	China
Tungsten (W)	Hydrometallurg, JSC	Russian Federation
Tungsten (W)	Japan New Metals Co., Ltd.	Japan
Tungsten (W)	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tungsten (W)	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten (W)	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China
Tungsten (W)	Jiangxi Richsea New Material Co., Ltd.	China
Tungsten (W)	Jiangxi Richsea New Materials Co., Ltd.	China
Tungsten (W)	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten (W)	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten (W)	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China
Tungsten (W)	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten (W)	Kennametal Fallon	United States
Tungsten (W)	Kennametal Huntsville	United States
Tungsten (W)	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten (W)	Niagara Refining LLC	United States
Tungsten (W)	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Viet Nam
Tungsten (W)	Pobedit, JSC	Russian Federation
Tungsten (W)	Sanher Tungsten Vietnam Co., Ltd.	Viet Nam
Tungsten (W)	Tejing (Vietnam) Tungsten Co., Ltd.	Viet Nam
Tungsten (W)	Vietnam Youngsun Tungsten Industry Co., Ltd	Viet Nam
Tungsten (W)	Wolfram Bergbau und Hütten AG	Austria
Tungsten (W)	Wolfram Company CJSC	Russian Federation
Tungsten (W)	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten (W)	Xiamen Tungsten Co., Ltd.	China
Tungsten (W)	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China
Tungsten (W)	Zhuzhou Cemented Carbide Group Co Ltd	China

Annex II
COUNTRIES OF ORIGIN OF MINERALS PROCESSED BY SUPPLIER-REPORTED
SMELTERS AND REFINERS

AUSTRALIA	RUSSIAN FEDERATION
AUSTRIA	RWANDA
BELGIUM	SAUDI ARABIA
BOLIVIA	SINGAPORE
BRAZIL	SOUTH AFRICA
CANADA	SPAIN
CHILE	SUDAN
CHINA	SWEDEN
ESTONIA	SWITZERLAND
GERMANY	TAIWAN
HONG KONG	THAILAND
INDIA	TURKEY
INDONESIA	UAE
ITALY	UNITED KINGDOM
JAPAN	UNITED STATES
KAZAKHSTAN	UZBEKISTAN
REPUBLIC OF KOREA	VIET NAM
KYRGYZSTAN	ZIMBABWE
MALAYSIA
MEXICO
NETHERLANDS
PERU
PHILIPPINES
POLAND